SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2007

Optimal Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada

(State or Other Jurisdiction of Incorporation)

0-28572	98-0160833
(Commission File Number)	(IRS Employer Identification No.)

3500 de Maisonneuve Blvd. W., 2 Place Alexis-Nihon, Suite 1700, Montreal, Quebec, Canada H3Z 3C1

(Address of Principal Executive Offices, Including Zip Code)

(514) 738-8885

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, 14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2007, Optimal Group Inc. (the “Registrant”), entered into an asset purchase agreement (the “Agreement”) with Wow Wee Limited, Wow Wee Group Company, WowWee Marketing, Inc., Power Assets Pacific Ltd., Richard Yarnofsky, David Goldhar, and Eric Lau Tung Ching. Pursuant to the Agreement, the Registrant has agreed to acquire substantially all of the assets of Wow Wee Limited, a privately held Hong Kong-based developer, marketer and supplier of consumer robotic, toy and electronic products, as well as substantially all of the assets of WowWee Marketing, with offices in La Jolla, California, and Wow Wee Group, with offices in Montreal, Quebec (collectively, “Wow Wee”). WowWee Marketing and Wow Wee Group provide services to Wow Wee Limited in the operation of its business. The Registrant’s purchase of the Wow Wee assets and business is referred to herein as the “Transaction.”

Wow Wee designs, develops markets and distributes technology-based consumer products and toys. Wow Wee is best known for its line of Robo-branded consumer robotic products. Wow Wee’s ‘Robosapien,’ introduced in 2004, was the first in a line of Wow Wee’s robotic products that use biomorphic motion technology. Today, the Robo line includes Roboraptor, a robotic dinosaur; Roboreptile, a robotic reptile; Robopet, a robotic dog; Robopanda, a robotic panda; Roboquad, a robotic quadraped; Roboboa, a robotic snake; Robosapien V2; and RS Media a technologically advanced version of Robosapien. Wow Wee also develops and markets products in its “Alive” series, based upon animatronic technology. In early 2007, Wow Wee launched the Flytech Dragonfly, adding a radio-controlled product to its product base.

Wow Wee’s products are sold through its direct sales channel as well as through international distributors. Approximately 65% of its products are sold in North America, with the balance being sold internationally. In 2006 and 2005, Wow Wee’s revenues were approximately US$117 million and US$131 million, respectively, and earnings before interest, taxes, depreciation and amortization were approximately US$5 million and US$27.5 million, respectively. Optimal Group management believes that the acquisition will provide the Wow Wee business with greater financial and operational resources to grow both in North America and internationally, as well as greater ability to capitalize on its corporate brands through the development of a cross-platform entertainment media strategy.

The Agreement provides that Wow Wee will be acquired by three wholly-owned subsidiaries of the Registrant. The aggregate purchase price is US$65 million, US$55 million of which is payable in cash and US$10 million of which is payable to Wow Wee Limited in Optimal Group Class "A" shares (“Optimal Shares”) valued on the day preceding the closing date of the Transaction (the “Closing”). Optimal will also issue Wow Wee Limited warrants to purchase up to an additional 820,000 Optimal Shares (the “Warrants”) at an exercise price of US$5.56 per Optimal Share. Certain of the specific terms of the Warrants remain subject to determination.

The Closing is expected to occur in the fourth quarter of 2007. Senior management of Wow Wee, including the majority shareholders of Wow Wee Limited, will continue to be employed in the business following the Closing.

The Closing is subject to customary conditions, including the truth and accuracy of representations made by the Registrant and Wow Wee, the performance of all obligations and covenants under the Agreement, the receipt of certain third-party consents and approvals, and the non-occurrence of material adverse effects between the date of the execution of the Agreement and the Closing. In addition, the Closing is conditional on the release by Wow Wee of any non-competition or confidentiality agreements to which its employees are subject and the execution of employment contracts between the Registrant and certain Wow Wee employees.

The Agreement, which is being filed to provide investors with information regarding its terms, contains various representations and warranties of the Registrant and Wow Wee. The assertions embodied in the representations, warranties and covenants were made for purposes of the Agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Accordingly, investors should not view the representations and warranties contained in the Agreement as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the Agreement and should not rely on them as such. Investors should read the Agreement together with the other information concerning the Registrant contained in reports and statements that the Registrant files with the Securities and Exchange Commission.

The foregoing is a summary of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Agreement attached hereto as Exhibit 2.1, the Registrant has agreed to issue Optimal Shares and Warrants to purchase additional Optimal Shares. A full description of the issuance appears under Item 1.01 above, which is hereby incorporated by reference into this Item 3.02.

The Registrant has relied upon the registration exemptions available under Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 thereunder in connection with the offer and sale of the Optimal Shares and Warrants described in this Item 3.02 in a transaction not involving any public offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1

Asset Purchase Agreement dated September 26, 2007. All disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2007	Optimal Group Inc. (Registrant)
	By:	/s/ Holden L. Ostrin
Name: Holden L. Ostrin
Title: Co-Chairman

Exhibit Index

Exhibit Number	Description

2.1

Asset Purchase Agreement dated September 26, 2007. All disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.